Exhibit 10.17

Amendment to Participation Agreement

This Amendment to Participation Agreement (this “Amendment”), by and between MCCABE PETROLEUM CORPORATION, a Texas Corporation, 500 W. Texas Ave., Ste. 890, Midland, Texas 79701 (“MPC”), GREG MCCABE, INDIVIDUALLY, whose address is 500 W. Texas Ave., Ste. 890, Midland, Texas 79701 (“McCabe”) and HUDSPETH OIL CORPORATION, whose address is 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093 (“Hudspeth”). MPC, McCabe and Hudspeth are sometimes hereinafter sometimes hereinafter referred to as the “Parties”).

RECITALS

WHEREAS, on September 23, 2014, the Parties entered into that certain Participation Agreement (“Participation Agreement”) covering the assignment of certain oil and gas leases located in Hudspeth and El Paso Counties (the “Lands”);

WHEREAS, in Paragraph V(1) of the Participation Agreement the Parties agreed that an initial well would be drilled “...on or before March 31, 2015 or 90 days after the University Lands Department executed the proposed and contemplated Drilling and Development Agreement.” The Parties intent was that a well be drilled on the Lands on or before March 31, 2015, but in the case that the University Lands Department was still negotiating a development agreement, the deadline for drilling should be extended;

WHEREAS, since the execution of the Participation Agreement, the University Lands Department has informed the Parties that it does not intend on entering into a drilling and development agreement until at least one well is drilled on the Lands. In light of this new information, it is the Parties desire to amend the provision to require a well to be drilled on or before March 31, 2015.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

The Parties acknowledge and agree that Paragraph V(1) of the Participation Agreement shall be amended in its entirety, as of the Effective Date, to following:

Hudspeth shall commence or cause to be commenced actual drilling operations (as defined herein) of a well on the Contract Acreage on or before March 31, 2015. The first well (the “Initial Well’) shall be drilled to a depth sufficient to test the Wolfcamp Formation, and the well shall be drilled to completion in good faith and in a good and workmanlike manner.

In all other respects, the terms of the Participation Agreement shall remain unchanged.

This Amendment shall be binding for all purposes on the Parties and their respective heirs, personal representatives, successors, and assigns.

IN WITNESS WHEREOF, this Amendment is executed by the Parties as of January 2, 2015, but shall be effective for all purposes on June 4, 2014 (the “Effective Date”).

MCCABE PETROLEUM CORPORATION

By:	/s/ Greg McCabe

Printed Name:	Greg McCabe

Title:	President

GREG MCCABE, INDIVIDUALLY

By:	/s/ Greg McCabe

Printed Name:	Greg McCabe

Title:	Owner

HUDSPETH OIL CORPORATION

By:	/s/ John Brda

Printed Name:	John Brda

Title:	President